Exhibit 16.1

September 15, 2017

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Trailblazer Resources, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated September 12, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue
Suite 300
Edina, Minnesota  55436
630.277.2330